UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2012 (March 1, 2012)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Stanley D. Burhans was appointed as the new Vice President—Finance, Global Commercial Operations of Mead Johnson Nutrition Company (the “Company”), effective immediately.  As a result, Mr. Burhans will no longer serve as the Company’s Vice President and Controller.  Until Mr. Burhans’ successor is appointed, the Company has appointed Kathy A. MacDonald, 48, the Company’s Vice President, Investor Relations, to serve as the Company’s Acting Corporate Controller.

Ms. MacDonald has been the Company’s Vice President, Investor Relations since January 2011 and has been continuously employed by the Company or its former parent, Bristol-Myers Squibb Company, since 1988 in various capacities.  From February 2009 to December 2010, Ms. MacDonald served as Vice President, Finance—Asia and Europe and from October 2006 to January 2009, as Regional Director, Finance—Asia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2012	MEAD JOHNSON NUTRITION COMPANY

	By:	/s/ William C. P’Pool
	Name:	William C. P’Pool
	Title:	Senior Vice President, General Counsel
and Corporate Secretary